Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Soleil Capital L.P. (the “Partnership”) on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam J. Laufer, Chief Financial Officer of Soleil Capital Management L.L.C., the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 26, 2013

/s/ Adam J . Laufer
Adam J . Laufer
Chief Financial Officer of Soleil Capital Management L.L.C.

A signed original of this written statement required by Section 906 has been provided to Soleil Capital LP and will be retained by Soleil Capital LP and furnished to the Securities and Exchange Commission or its staff upon request..